                                                                     Exhibit 7.2

                                    FORM OF
                         REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (this "Agreement") is entered into as of May
  , 1997, among Advance Display Technologies, Inc., a Colorado corporation (the
--
"Company"), and the several shareholders of the Company named on the signature pages to this Agreement (the "Holders").


                                    RECITALS

A. Each Holder owns shares of Common Stock of the Company as of the date of such Holder's execution of this Agreement and none of the Holders have any registration rights under the Securities Act of 1933 (the "Securities Act") with respect to such shares.

B. As an inducement to each Holder to enter into an Exchange Agreement of even date herewith among the Holders, the Company and certain other parties (the "Exchange Agreement"), and as consideration for the other agreements made by the Holders in this Agreement, the Company is entering into this Agreement with the Holders. This Agreement sets forth the terms on which each Holder shall have the right to join in any registration of "Registrable Securities" by the Company under the Act. As used in this Agreement, "Registrable Securities" means Common Stock of the Company issued to the Holders and any securities issued or issuable with respect to such Common Stock by way of any stock split or in connection with a combination of shares, merger, recapitalization, merger consolidation or other reorganization.


                                   AGREEMENT

The parties agree as follows:

1.  Piggyback Registration Rights.   For a period of 5 years after the date
    ------------------------------
    hereof, subject to the other terms and conditions of this Agreement, if at any time the Company proposes to register for offer and sale under the Securities Act of 1933 (the "Securities Act") any of its Common Stock or other securities, whether or not for sale for its own account, the Company shall provide each Holder with a written notice of the proposed registration (unless the proposed registration is on Form S-4, S-8, or another form that may not be used for sales of Common Stock by the Holders). Such notice shall not be required to include the price at which the securities will be offered for sale. Upon the written request of each Holder given within 20 days after any such notice is given by the Company, the Company shall include in such registration statement all of the Registrable Securities held by such Holder that such Holder so requests to be registered and included in such offering (subject to Section 6 of this Agreement in connection with underwritten offerings).

2.  Withdrawal.  A Holder shall have the right to withdraw its shares from the
    ----------
    registration process, but if the same relates to an underwritten offering it may only do so during the time period and on terms agreed upon by the managing underwriter for such underwritten offering. Under no circumstances will this Agreement limit the right of the Company to withdraw any registration statement at any time.

3.  Obligations of the Company.  Whenever required under Section 1 to effect the
    --------------------------
    registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

    (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and employ in good faith reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to 90 days or until the distribution contemplated in the registration statement has been completed, whichever first occurs; provided, however, that before filing a registration statement or
          --------  -------
          prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one counsel designated by the selling Holders (by majority vote based on the number of Registrable Securities to be registered) copies of all such documents in the form substantially as proposed to be filed with the SEC at least four business days prior to filing for review by such counsel.

    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement necessary to comply, in all material respects, with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

    (d) Employ in good faith reasonable efforts to register and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or managing underwriter or agent, if applicable; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

    (e) In the event of any underwritten or agented public offering, enter into and perform its obligations (including indemnification and contribution obligations) under an underwriting or agency agreement, in usual and customary form, with the managing underwriter or agent of such offering.

    (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and at the request of any such Holder promptly prepare and furnish to such Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that, except in the case of an underwritten offering as to which Registrable Securities have been sold thereunder, the Company may delay effecting or causing to be effected a supplement or post-effective amendment to the registration statement or the related prospectus for a period not to exceed 90 days in any 365 day period.

    (g) Cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange, if any, or National Association of Securities Dealers Automatic Quotation System (Nasdaq), on which similar securities issued by the Company are then listed.

    (h)   Provide a transfer agent and registrar for all Registrable
          Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

    (i) Promptly notify each selling Holder of any stop order issued or threatened in writing to be issued by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

    (j) Make available to the Company's security holders upon request copies of all periodic reports, proxy statements, and other information referred to in Section 11, including an earnings statement satisfying the provisions of Section 11(a), of the Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

    (k) Use the Company's reasonable efforts to obtain a "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the selling Holders. The Company shall furnish to counsel for the selling Holders a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to each Selling Holder furnishing such written representations or acknowledgments as are customarily provided by selling stockholders who receive such comfort letters or opinions, and an opinion of counsel for the selling stockholders addressed to the Company and the underwriters in customary form and covering such matters of the type customarily covered by such opinion letters.

    (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the registration statement.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Subsection 3(f), such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Subsection 3(f) and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period of time for which the Company shall be required to keep the applicable registration statement effective under Subsection 3(a) shall be extended by the length of the period from and including the date when each Holder of any Registrable Securities covered by such registration statement shall have been given such notice to the date on which each such Holder has received the copies of the supplemented or amended prospectus contemplated by Subsection 3(f). The Company agrees to use its best efforts to minimize the duration and frequency of any periods during which Holders are required to discontinue their disposition of Registrable Securities under Section 3(f) to those where distributing a supplement or filing a post-effective amendment would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly-owned subsidiaries or would otherwise have a material adverse effect on the Company.

4.  Furnish Information.  It shall be a condition precedent to the obligations
    -------------------
    of the Company to take any action pursuant to Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

5.  Expenses.  Except as otherwise required by applicable securities laws or
    --------
    policies, all expenses incurred by the Company in connection with a registration pursuant to this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, and fees and disbursements of the Company's counsel, of one counsel for the selling Holders and of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance), shall be borne by the Company. This provision shall not apply to payment of any selling commissions or other selling expenses of the selling Holders, other than the fees and disbursements of one counsel for the selling Holders.

6.  Underwriting Requirements.
    -------------------------

    (a) In connection with any underwritten offering of the Company's capital stock or, if the managing underwriter or agent expressly consents to the inclusion of Registerable Securities in such underwriting, other securities under the Act, the Company shall not be required under Section 1 to include any of a Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the managing underwriter advises the selling Holders that marketing factors require any limitation as to the Registrable Securities included in such offering, subject to
          Section 6(b), the Registrable Securities to be included in such registration shall be allocated among all selling Holders of Registrable Securities which would otherwise be underwritten pursuant hereto in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each selling Holder or as shall mutually be agreed to by the Company and the selling Holders.

    (b) If the managing underwriter advises the selling Holders that marketing factors require any limitation as to Registerable Securities to be underwritten and shares other than the selling Holders are proposed to be included in the registration, then (A) first, securities being registered by the Company will be included in such registration before those of the selling Holders or any other stockholders exercising piggyback registration rights, (B) second, securities being registered by selling Holders will be included in such registration pursuant to Section 6(a) above before those of any other stockholders exercising piggyback registration rights, and (C) finally, securities being registered by any other stockholders exercising piggyback registration rights shall be included in such registration on a basis comparable to that stated in the last sentence of Section 6(a).

7.  Delay of Registration.  No Holder shall have any right to obtain or seek an
    ---------------------
    injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8.  Indemnification.
    ---------------

    (a) In connection with any registration statement in which a Holder participates pursuant to this Agreement, the Company agrees to indemnify, to the extent permitted by law, each such Holder, the officers and directors of each Holder, and each person who controls such Holder (within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act")) against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus, or other related filing with the Securities and Exchange Commission or any other federal or state governmental agency, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder expressly for use therein or by such Holder's failure to comply with any legal requirement applicable to him and not contractually assumed by the Company to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

    (b) In connection with any registration statement in which a Holder participates pursuant to this Agreement, each such Holder will furnish to the Company or the underwriter in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities, and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or other related filing with the Securities and Exchange Commission or any other federal or state governmental agency, or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by or contained in any information furnished to the Company by such Holder expressly for use therein; provided that the obligation to indemnify will be several, not joint, among such Holders.

    (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment (based on written advice of counsel) a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense is so assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent, which will not be unreasonably withheld. An indemnifying party who is not entitled to or elects not to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties it indemnifies with respect to such claim, unless in the reasonable judgment of any indemnified party (based on written advice of counsel) a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim.

9.  Participation in Underwritten Registrations.  No Holder may participate in
    -------------------------------------------
    any registration hereunder for an underwritten offering unless such Holder
    (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  Lock-up In Public Offering.  If the Company files a registration statement
     --------------------------
     under the Securities Act in connection with any proposed public offering of securities issued by the Company, each Holder, if so requested by the Company and by the managing underwriter of such offering, agrees to sign a lock-up agreement or letter in customary form to the effect that such Holder will not, directly or indirectly, sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any capital stock of the Company (except securities included in such registration statement and public offering) during the 30-day period ending, and up to a 180-day period beginning, on the first date of the effectiveness of such registration statement.

11.  Covenants of the Company.  The Company hereby agrees and covenants as
     ------------------------
     follows: The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation, unless prior to such merger, consolidation, or reorganization, the surviving corporation shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

12.  Miscellaneous.
     -------------

    (a)   Suspension of Registration Obligation.  The Company shall not be
          -------------------------------------
          required to register securities under this Agreement for any Holder at any time when such Holder could publicly sell all of its Registrable Securities without registration during a single 90-day period pursuant to Rule 144 under the Securities Act or otherwise.

    (b)   Remedies.  Any person having rights under this Agreement will be
          --------
          entitled to enforce them specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

    (c)   Amendments and Waivers.  Except as otherwise provided herein, this
          ----------------------
          Agreement may be amended and the Company may take any action herein prohibited, or fail to perform any act herein required to be performed by it, only with the written consent of Holders of a majority of the Registrable Securities.

    (d)   Successors and Assigns.  All covenants and agreements in this
          ----------------------
          Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, any provisions of this Agreement for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities who has been expressly assigned such rights at the time of the transfer of the Registrable Securities to him, but not otherwise.

    (e)   Assignment of Registration Rights.  The rights to cause the
          ---------------------------------
          Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder (a "Permitted Transferee"), provided: (a) the Company is, within 10 business days of such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act; and (d) the number of shares of Common Stock to be held by such transferee is at least 50,000 (adjusted for stock dividends, stock splits, reverse stock splits, combinations and the like).

    (f)   Severability.  The invalidity or unenforceability of any provision
          ------------
          in this Agreement in any application will not affect the validity or enforceability of any other provision of this Agreement or of the same provision in any other application.

    (g)   Notices.
          -------

          (i)   How Given.  All notices, requests, consents and other
                ---------
                communications given pursuant to this Agreement shall be in writing and shall be sent by first class registered mail, postage prepaid, addressed as follows, or by facsimile transmission directed as follows:

                                 If to the Company, at

                                 Advance Display Technologies,  Inc.
                                 1251 South Huron Street

                                 Denver, Colorado  80223
                                 Attention:  Darrell Avey
                                 Facsimile:  (303) 733-5363

                                 with a copy to

                                 David Babiarz, Esq.
                                 Overton Babiarz & Sykes
                                 7720 E. Belleview Ave., Suite 200
                                 Englewood, Colorado 80111
                                 Facsimile: (303) 779-6006

                If to the Holders, to the addresses and, if applicable, facsimile numbers, shown for such Holders on the record books of the Company.

          (ii)  Deemed Receipt; Change of Address.  Any such notice, request,
                ---------------------------------
                consent or other communication shall be deemed to be received three business days after being sent by mail, or upon confirmation of a facsimile transmission. Any party may designate a different address or facsimile number by notice given to the other parties pursuant to this Section 7(f).

    (h)   Confidentiality of Notices.  Each Holder agrees to keep strictly
          --------------------------
          confidential the fact that any notice has been given by the Company under Section 1 of this Agreement until a registration statement referred to in such notice has been filed with the Securities and Exchange Commission, except that a Holder may disclose the existence of such a notice to the Holder's legal, financial and tax advisors solely for the purpose of determining how to respond to the notice and then only if such advisors agree in writing for the benefit of the Company to keep the existence of such notice strictly confidential.

    (i)   Governing Law.  This Agreement will be governed by Colorado law.
          -------------


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates indicated below to be effective as of the date first written above.

                                 COMPANY:

                                 ADVANCE DISPLAY TECHNOLOGIES, INC., a
                                 Colorado corporation


Date: ______________                            By:   /s/ Darrell Avey
                                                   -----------------------------
                                                   Name: Darrell Avey
                                                   Title: Chairman

                                   HOLDERS:


Date:   5/9/97                  /s/ Keith A. Hancock
      ----------                ---------------------------------
                                Keith A. Hancock

                                G. SCHNEIDER HOLDINGS CO.,
                                a Colorado limited partnership


Date: ________________          /s/ Gene W. Schneider
                                ----------------------------------
                                Gene W. Schneider, General Partner


Date: ________________          /s/ William W. Becker
                                ----------------------------------
                                William W. Becker


Date: ________________          /s/ Mark L. Schneider
                                ----------------------------------
                                Mark L. Schneider


Date: ________________          /s/ Jan E. Helen
                                -----------------------------
                                Jan E. Helen


Date: ________________          /s/ William J. Elsner
                                ----------------------------------
                                William J. Elsner



Date:   5/12/97                 /s/ J. Timothy Brittan
      -----------               -----------------------------------
                                J. Timothy Brittan


Date: ________________          /s/ Bruce H. Etkin
                                -------------------------------
                                Bruce H. Etkin


                                PEREGRINE INVESTMENTS,
                                a Virginia general partnership


Date: ________________          By:     /s/ Daryl Owen
                                ---------------------------

                                Name: Daryl Owen
                                Title:   General Partner


Date: ________________          /s/ John D. Seiver
                                -------------------------------
                                John D. Seiver


Date: ________________           /s/ John P. Cole, Jr.
                                 ----------------------------------
                                 John P. Cole, Jr.